Exhibit 5 A&L Goodbody LLP Dublin Belfast London New York San Francisco 3 Dublin Landings North Wall Quay, Dublin 1 D01 C4E0 T: +353 1 649 2000 DX: 29 Dublin | www.algoodbody.com CE Gill • JG Grennan • PD White • VJ Power • SM Doggett • M Sherlock • C Rogers • G O’Toole • JN Kelly • N O’Sullivan • MJ Ward • D Widger • C Christle • S Ó Cróinin • DR Baxter A McCarthy • JF Whelan • JB Somerville • MF Barr • AM Curran • A Roberts • RM Moore • D Main • J Cahir • M Traynor • PM Murray • P Walker • K Furlong • PT Fahy D Inverarity • M Coghlan • DR Francis • A Casey • B Hosty • M O’Brien • L Mulleady • K Ryan • E Hurley • D Dagostino • R Grey • R Lyons • J Sheehy • C Carroll • SE Carson • P Diggin J Williams • A O’Beirne • J Dallas • SM Lynch • M McElhinney • C Owens • AD Ion • K O'Connor • JH Milne • T Casey • M Doyle • CJ Comerford • R Marron • K O'Shaughnessy • S O'Connor SE Murphy • D Nangle • C Ó Conluain • N McMahon • HP Brandt • A Sheridan • N Cole • M Devane • D Fitzgerald • G McDonald • N Meehan • R O'Driscoll • B O'Malley • C Bollard M Daly • D Geraghty • LC Kennedy • E Mulhern • MJ Ellis • D Griffin • D McElroy • C Culleton • B Nic Suibhne • S Quinlivan • J Rattigan • K Mulhern • A Muldowney • L Dunne A Burke • C Bergin • P Fogarty • CM Carroll • E Keane • D Daly Byrne • S Kearney • SE King • J Greene • C Cashin Consultants: Professor JCW Wylie • MA Greene • AV Fanagan • PM Law • SW Haughey • PV Maher Date 11 March 2025 Our ref 01420419 Your ref Adient plc 3 Dublin Landings North Wall Quay Dublin 1 D01 C4E0 Ireland Adient plc (the Company) Dear Sirs We act as Irish Counsel for the Company, a public limited company incorporated under the laws of Ireland (registered number 584907), in connection with the proposed registration by the Company of up to 3,331,000 additional ordinary shares of the Company, nominal value $0.001 per share (the Ordinary Shares), pursuant to a Registration Statement on Form S-8 (the Registration Statement) to be filed by the Company with the United States Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended. This Opinion is solely related to the Registration Statement. The Ordinary Shares are issuable under the Adient plc 2021 Omnibus Incentive Plan, which was approved by the Company’s shareholders on 9 March 2021 and further amended and restated by shareholder approval on 11 March 2025 (referred to as the Plan, including any amendments, restatements or sub-plan thereof). In connection with this Opinion, we have reviewed copies of such corporate records of the Company as we have deemed necessary as a basis for the Opinion hereinafter expressed. In rendering this Opinion, we have examined and have assumed, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption, the truth and accuracy of the contents of such documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches as of the date hereof in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this Opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the truth and accuracy of the information contained in such documents, the genuineness of all the signatures (electronic or otherwise), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have further assumed: 1 that none of the resolutions and authorities of the shareholders or directors of the Company upon which we have relied have been varied, amended or revoked in any respect or have expired and that the Ordinary Shares will be issued in accordance with such resolutions and authorities and the terms of the Plan;

M-77233296-4 2 2 that at each time Ordinary Shares will be issued, the Company will have sufficient authorised but unissued share capital to allow for the issue of the Ordinary Shares; 3 that any of the Ordinary Shares issued pursuant to the Plan will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Ordinary Shares of cash at least equal to the nominal value of such Ordinary Shares and that where Ordinary Shares are issued under the Plan without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 1027 of the Companies Act of Ireland 2014 (the Act) (and in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by Sections 82(6) and 1043 of the Act) or issued for consideration as set out in Section 1028(2) of the Act; 4 that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law; 5 that at any time of the grant by any committee of the board of directors of the Company of an award or other allotment and issue of an Ordinary Share under the Plan, such committee has been duly constituted and remains a duly constituted committee of the board of directors of the Company having the necessary powers and authorities to grant awards and issue the Ordinary Shares; and 6 the absence of fraud on the part of the Company and its respective officers, employees, agents and advisors. Having made such further investigation and reviewed such other documents as we have considered requisite or desirable, subject to the foregoing and to the within qualifications and assumptions, and provided that the Registration Statement, as finally amended, has become effective, we are of the opinion that the Ordinary Shares have been duly authorised and when issued (and, if required, paid for in either cash or services) in accordance with the Registration Statement, the Plan and the options or other equity awards granted or to be granted thereunder will be validly issued, fully paid and not subject to calls for any additional payments (“non-assessable”) (except for Ordinary Shares issued pursuant to deferred payment arrangements, which shall be fully paid upon the satisfaction of such payment obligations). In rendering this Opinion, we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof and we express no opinion with respect to taxation matters. This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time, nor to notify you of any change of law, facts or circumstances referred to or relied upon in the giving of this Opinion. This Opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter. We hereby consent to the filing of this Opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement. This Opinion is being delivered to you and may not be relied upon or distributed to any other person without our prior written consent. This Opinion is governed by and construed in accordance with the laws of Ireland. Yours faithfully /s/ A&L Goodbody LLP